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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: June 18, 1997


                             FIFTH DIMENSION INC.
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              (Exact name of Registrant as Specified in Charter)



  New Jersey                         02532                         21-0717490
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(State or other                (Commission File                 (I.R.S. Employer
 jurisdiction of                Number)                          Identification
 incorporation)                                                  Number)





 801 New York Avenue, Trenton, New Jersey                         08638-3982
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(Address of Principal Executive Office)                           (Zip Code)


              Registrant's Telephone Number, including Area Code:

                                (609) 393-8350
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Item 5:     Other Events
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        This information supplements Form 8K issued June 3, 1997, at which time
Registrant disclosed that Registrant's lender would not advance additional funds with the credit line maturing on April 30, 1997 and the term loan maturing August 1997. At that time the lender had not exercised its remedies on either loan. The lender has now issued a default letter demanding immediate payment in full of approximately $475,000 by June 24, 1997. As stated in the 10KSB of March 31, 1997, the result could be Registrant's inability to meet its cash obligations.

        Registrant responded to the Registrant's lender default letter by paying all interest and late fees due along with an offer to make future interest and principal payments. Registrant and lender are currently in negotiations.

        Registrant is also in discussions with two banks that have expressed interest in providing a financing facility, as well as, discussions with private investors. In addition, Registrant has received a clean Phase I Environmental Site Assessment and is seeking to mortgage its real estate with an estimated mortgage value of approximately $400,000.


Exhibits:   None

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Fifth Dimension Inc.
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                                        (Registrant)

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                                   By:    Craig E. Ebner
                                   Its:   President,
                                          Chief Executive Officer